Exhibit 10.1

AMENDMENT TO THE

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRADEWEB MARKETS LLC

This Amendment (the “Amendment”), dated as of October 19, 2026 hereby amends the Fifth Amended and Restated Limited Liability Company Agreement of Tradeweb Markets LLC, a Delaware limited liability company, dated as of April 4, 2019, by and among Tradeweb Markets LLC and its Members (as defined therein) (as amended, modified or supplemented from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

WHEREAS, Section 16.03 of the Agreement provides that the Agreement may be amended by written consent of the Majority Members, subject to certain limitations provided therein; and

WHEREAS, the undersigned desire to amend the Agreement as set forth herein.

NOW, THEREFORE, it is agreed that the Agreement shall be, and hereby is, amended as follows:

1.	The definition of “Assumed Tax Rate” as set forth in Article I of the Agreement shall be amended and restated in its entirety as follows:

“Assumed Tax Rate” means a rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate for a Fiscal Year applicable to domestic corporate taxpayers for such Fiscal Year, taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local taxes for U.S. federal tax purposes, if any, as reasonably determined by the Manager.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth below.

COMPANY:

TRADEWEB MARKETS LLC

By:	/s/ William Hult
Name: William Hult
Title: Chief Executive Officer
Date: October 19, 2026

MANAGER:

TRADEWEB MARKETS INC.

By:	/s/ Sara Furber
Name: Sara Furber
Title: Chief Financial Officer
Date: October 19, 2026

[Signature Page to Amendment to Fifth Amended and Restated Limited Liability Company Agreement of Tradeweb Markets LLC]